EXHIBIT 99.2

         AMENDMENT TO THE COMPANY'S PRESS RELEASE DATED JANUARY 30, 2002


          Trimble Announces Fiscal Fourth Quarter and Year-End Results

SUNNYVALE, Calif., Jan. 30, 2002 - Trimble (Nasdaq: TRMB) today announced results for the fiscal fourth quarter and year ended December 28, 2001. The Company reported fourth quarter revenues of $106.4 million, with a loss of ($0.26) per share on a Generally Accepted Accounting Principles (GAAP) basis. Adjusted earnings per share for the quarter (EPS) was $0.02. Adjusted EPS excludes any infrequent and acquisition related charges, being primarily goodwill and intangible amortization costs from acquisitions, and restructuring charges related to the Company's cost-cutting measures that would be included when reporting on a Generally Accepted Accounting Principles (GAAP) basis.

     For fiscal year 2001, revenue was $475.3 million with a loss of ($0.93) per share. Adjusted EPS for the year was $0.36. This compares to pro-forma (reflecting the acquisition of Spectra Precision Group and Tripod Data Systems, and the sales of the Company's commercial and business airline operations) revenue of $498.2 and adjusted EPS of $1.22 in fiscal 2000.

     The Company reported earnings before interest, tax, depreciation and amortization (EBITDA), before restructuring charges, of $10.1 million in the fourth fiscal quarter, and $45.2 million for fiscal 2001.

     "Within a challenging economy, Trimble continued to strengthen its competitive and financial position in 2001," said Steven W. Berglund, president and CEO of Trimble. "Early in 2001, we saw signs of an economic downturn and implemented new cost cutting initiatives in addition to those already in place as part of the Spectra Precision acquisition. These early actions helped bring our fixed cost structure in line with what we believed to be recessionary conditions and allowed us to remain profitable on an adjusted basis, as the economy further declined. We took further actions over the past 6 weeks by raising approximately $46 million in a private equity placement. The proceeds were used to reduce our overall debt level and

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future  interest  expense.  In addition to paying down debt with the proceeds of the private equity deal, during the fourth quarter, we also paid an additional $29 million using cash from operations. The result of these actions was the lowering of our break-even point."

     "At the same time we were cutting costs, we selectively invested in initiatives that we believe will create growth including the introduction of new products, the expansion of our distribution channels and new alliances. Of significance was the creation of Trimble Mobile Solutions (TMS). TMS is intended to enable us to build upon our existing fleet management hardware offerings to offer fully bundled solutions to the mobile security, telematics, workforce management and targeted fleet management markets. We are currently adding capabilities in this market and expect to begin to see tangible results in the second half of 2002."

Business Segment Detail for Fiscal Fourth Quarter and Year End 2001

     Engineering and Construction revenues were $69.1 million versus $74.5 million in the year ago quarter. For the year, Engineering and Construction revenues were $303.9 million, or 64 percent of consolidated revenue, versus $310.4 million, or 62 percent of revenue in fiscal 2000, on a pro forma basis.

     Fleet and Asset Management revenues were $13.7 million as compared to $16.9 million in the year ago quarter. For the year, revenues were $57.7 million, or 12 percent of consolidated revenue, as compared to $65.1 million, or 13 percent of revenue in 2000.

     Revenues from the Components Technologies segment were $12.7 million as compared to $18.4 million in the year ago quarter. For the year, revenues were $58.1 million, or 12 percent of consolidated revenue versus $60.2 million or 12 percent of revenue in 2000.

     Agriculture revenues for the fourth quarter were $4.3 million versus $7.9 million in the year ago quarter. For the year, revenues were $24.6 million or 5 percent of consolidated revenue, versus $34.1 million or 7 percent of revenue in 2000, on a pro forma basis.

     Revenues from Portfolio Technologies were $6.6 million for the fourth quarter versus $6.4m in the year ago quarter. For the year, revenues were $31 million or 7% of consolidated revenue, versus $28.4 million or 6% of revenue in 2000, on a pro forma basis.

Looking Ahead

     Berglund concluded, "We remain cautious and still believe the economy will continue to be a challenge in 2002. However, we continue to build capabilities that will serve our customers and to take strategic actions designed to further strengthen Trimble's market position. These actions include new products, alliances with industry leaders, improved systems and development of our distribution channels. When customer buying behavior and the overall economy improve, we believe that these actions, combined with our cost cutting, will position Trimble to demonstrate improved financial performance."

     The Company expects revenues for its first fiscal quarter ending March 29, 2002 to be approximately $104 to $106 million, with adjusted EPS in a range from breakeven to $0.03. While the Company has limited visibility into the entire fiscal year 2002, it expects to achieve an increase in revenue and adjusted EPS for the second fiscal quarter due to the normal seasonality of the engineering and construction market.

     The Company will hold a conference call on Wednesday, January 30, 2002 at 8:00 AM Pacific Time to review its fourth quarter results. The conference call will also be broadcast live on the web at www.trimble.com, on the Investors Relations page. A replay of the call will be available for 48 hours beginning at 11:00 AM, Pacific Time. The replay number is (800) 642-1687, and the passcode is 2897303.

About Trimble

     Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, Calif., Trimble has more than 2,000 employees in more than 20 countries worldwide. For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com

     Certain statements made in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward looking statements are subject to change, and actual results may differ from those set forth in this press release due to certain risks and uncertainties, including successful development and market acceptance of new product offerings and continued demand for existing products and continued integration of acquired companies. Among other things, these results may not continue beyond the current quarter due to seasonal and economic trends and additional competitive issues that may have an adverse effect on the ongoing positioning and growth of the Company. These and other risks are detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.

                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)
                                   (Unaudited)

                                                Dec 28, 2001       Dec 29, 2000
Assets                                          ------------       ------------
Current assets
   Cash and cash equivalents..................   $   31,078         $   40,876
   Accounts and other receivable, net.........       71,680             83,600
   Inventories................................       51,810             58,970
   Other current assets.......................        6,536              8,017
                                                 ----------         ----------
      Total current assets....................      161,104            191,463
   Net property and equipment.................       27,542             34,059
   Intangible assets..........................      220,304            249,832
   Deferred tax assets........................          383                531
   Other assets...............................       10,062             12,743
                                                 ----------         ----------
      Total Assets............................   $  419,395         $  488,628
                                                 ==========         ==========
Liabilities and Shareholders' Equity
Current liabilities
   Bank & other short-term borrowings.........   $   40,025         $   62,000
   Current portion of long-term debt..........      107,443             51,721
   Accounts payable...........................       21,494             26,448
   Accrued compensation and benefits..........       13,786             16,771
   Accrued liabilities........................       35,649             39,957
   Income taxes payable.......................        7,403              5,005
                                                 ----------         ----------
      Total current liabilities...............      225,800            201,902
Noncurrent portion of long-term debt..........       43,097            137,341
Deferred tax liabilities......................        7,347              8,230
Other noncurrent liabilities..................        4,662              6,212
                                                 ----------         ----------
      Total liabilities.......................      280,906            353,685
                                                 ----------         ----------
Shareholders' equity
   Common stock...............................      191,224            154,846
   Retained earnings (deficit)................      (33,819)           (10,940)
   Accumulated other comprehensive loss.......         (187)                 0
   Cumulative translation adjustment..........      (18,729)            (8,963)
                                                 ----------         ----------
Total shareholders' equity....................      138,489            134,943
                                                 ----------         ----------
Total liabilities and shareholders' equity....   $  419,395         $  488,628
                                                 ==========         ==========

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                  Three Months Ended             Twelve Months Ended
                                                             -----------------------------  -----------------------------
                                                             Dec. 28, 2001   Dec. 29, 2000  Dec. 28, 2001   Dec. 29, 2000
                                                             -------------   -------------  -------------   -------------
Total revenue...........................................      $  106,405      $  124,167     $  475,292      $  369,798
Cost of sales...........................................          52,516          62,468        238,057         173,237
                                                              ----------      ----------     ----------      ----------
   Gross margin.........................................          53,889          61,699        237,235         196,561
                                                              ----------      ----------     ----------      ----------
   Gross margin (%).....................................            50.6%           49.7%          49.9%           53.2%
                                                              ----------      ----------     ----------      ----------
Operating expenses:
   Research and development.............................          15,600          14,621         62,881          46,520
   Sales and marketing..................................          22,762          28,143        103,778          79,901
   General and administrative...........................           8,309           7,982         37,407          30,514
   Restructuring charges................................             602              --          1,875              --
   Amortization of goodwill & other purchased
      intangibles.......................................           7,301           7,485         29,389          13,407
                                                              ----------      ----------     ----------      ----------
      Total operating expenses..........................          54,574          58,231        235,330         170,342
                                                              ----------      ----------     ----------      ----------
Operating income (loss).................................            (685)          3,468          1,905          26,219
                                                              ----------      ----------     ----------      ----------
Non-operating income (expense):
   Interest expense, net................................          (5,191)            409        (21,106)          4,478
   Other expense, net...................................            (383)         (6,571)        (2,154)        (14,561)
   Foreign exchange loss, net...........................            (786)           (214)          (237)           (376)
                                                              ----------      ----------     ----------      ----------
      Total non-operating expense.......................          (6,360)         (6,376)       (23,497)        (10,459)
                                                              ----------      ----------     ----------      ----------
Income (loss) before taxes..............................          (7,045)         (2,908)       (21,592)         15,760
                                                              ----------      ----------     ----------      ----------
Income tax provision (benefit)..........................             200            (292)         1,900           1,575
                                                              ----------      ----------     ----------      ----------
Net income (loss) from Continuing Operations............          (7,245)         (2,616)       (23,492)         14,185
                                                              ----------      ----------     ----------      ----------
Gain from Discontinued Operations.......................      $      613      $       --     $      613      $       --
                                                              ----------      ----------     ----------      ----------
Net Income (loss).......................................      $   (6,632)     $   (2,616)    $  (22,879)     $   14,185
                                                              ==========      ==========     ==========      ==========
Basic net income(loss) per share........................      $    (0.26)     $    (0.11)    $    (0.93)     $     0.60
                                                              ==========      ==========     ==========      ==========
Shares used in calculating basicnet income (loss) per
   share................................................          25,273          23,792         24,727          23,601
                                                              ==========      ==========     ==========      ==========
Diluted net income (loss) per share.....................      $    (0.26)     $    (0.11)    $    (0.93)     $     0.55
                                                              ==========      ==========     ==========      ==========
Shares used in calculating dilutednet income (loss) per
   share................................................          25,273          23,792         24,727          25,976
                                                              ==========      ==========     ==========      ==========

Supplemental data:
Income (loss) before taxes..............................      $   (7,045)     $   (2,908)    $  (21,592)     $   15,760
Infrequent & acquisition related charges:
   Inventory purchase accounting adjustment (Cost of
      sales)............................................              --           1,692             --           4,600
   Amortization of goodwill & other purchased
      intangibles.......................................           7,301           7,485         29,389          13,407
   Debt extinguishment costs (Interest expense).........              --              --             --           1,185
   Restructuring charges................................             602              --          1,875              --
   Gain on sale of minority investment (Other expense)..              --            (250)          (270)         (1,274)
   Loss on sale of business (Other expense).............            (127)             --          1,837              --
   Write-down of investment (Other expense).............             136              --            136              --
   Boulder relocation costs (General and administrative)              --             117             --             917
                                                              ----------      ----------     ----------      ----------
      Total infrequent and acquisition related charges..           7,912           9,044         32,967          18,835
                                                              ----------      ----------     ----------      ----------
Adjusted net income before taxes (1)....................             867           6,136         11,375          34,595
Income tax provision....................................             475             614          1,900           3,460
                                                              ----------      ----------     ----------      ----------
Adjusted net income (1).................................      $      392      $    5,522     $    9,475      $   31,136
                                                              ==========      ==========     ==========      ==========
Shares used in calculating diluted adjusted net income
   per share............................................          25,985          25,474         25,987          25,976
                                                              ==========      ==========     ==========      ==========
Diluted adjusted net income per share (1)...............      $     0.02      $     0.22     $     0.36      $     1.20
                                                              ==========      ==========     ==========      ==========

---------------------------
(1) Trimble's adjusted EPS may not be comparable to similarly titled measures as defined by other companies.